Exhibit 5.1

HUNTON & WILLIAMS LLP SUITE 4100 600 PEACHTREE STREET, N.E. ATLANTA, GEORGIA 30308-2216 TEL 404 • 888 • 4000 FAX 404 • 888 • 4190 FILE NO: 64065.41

February 2, 2012

Board of Directors
New York Mortgage Trust, Inc.
52 Vanderbilt Avenue, Suite 403
New York, New York  10017

Re:       Universal Shelf Registration Statement on Form S-3

Gentlemen:

We have served as special counsel to New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company of common stock of the Company, par value $0.01 per share (the “Common Stock”), preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), and debt securities of the Company (the “Debt Securities” and, together with the Preferred Stock and the Common Stock, the “Offered Securities”), having an aggregate maximum offering price not to exceed $250,000,000.  The Offered Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto.  Any Debt Securities will be issued pursuant to one or more indentures between the Company and trustees yet to be named.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)
The Registration Statement, including the form of indenture filed as Exhibit 4.7 to the Registration Statement (the “Indenture”), and the related base prospectus included therein in the form in which it was filed with the Commission under the Securities Act;

(b)
The Company’s Articles of Amendment and Restatement, as amended, as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on February 1, 2012 and by the Secretary of the Company on the date hereof (the “Charter”);

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES
McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON
www.hunton.com

Board of Directors
New York Mortgage Trust, Inc.

February 2, 2012

(c)	The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof (the “Bylaws”);

(d)	The form of certificate representing a share of Common Stock, as certified by the Secretary of the Company on the date hereof;

(e)
The resolutions adopted by the board of directors (the “Board”) of the Company at a meeting held on January 31, 2012, relating to, among other things, the registration, issuance and sale of the Offered Securities, as certified by the Secretary of the Company on the date hereof;

(f)	An executed copy of the certificate of the Secretary of the Company, dated the date hereof, as to certain factual matters; and

(g)	The certificate of the SDAT as to the due incorporation, existence and good standing of the Company in the State of Maryland dated January 31, 2012 (the “Good Standing Certificate”).

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and, with the exception of the Indenture, enforceability thereof upon the Company.  We have also assumed that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indentures will be valid and legally binding obligations of the applicable trustees thereunder.

As to factual matters, we have relied upon representations included in certificates of officers of the Company and in certificates of public officials.

Board of Directors
New York Mortgage Trust, Inc.

February 2, 2012

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:

1.           The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, and has the requisite corporate power and authority to issue the Offered Securities.

2.           With respect to the Common Stock, (a) when the terms of the issuance and the sale of the Common Stock have been duly established in conformity with the Charter and the Bylaws and (b) when the Common Stock has been duly issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then the Common Stock will be validly issued, fully paid and non-assessable.

3.           With respect to the Preferred Stock, (a) when the terms of the particular class or series of Preferred Stock and of the issuance and sale of such Preferred Stock have been duly established in conformity with the Charter and the Bylaws, (b) with respect to a particular class or series of Preferred Stock, when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock, and (c) when such class or series of Preferred Stock has been duly issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and non-assessable.

Board of Directors
New York Mortgage Trust, Inc.

February 2, 2012

4.           With respect to the Debt Securities, (a) when the terms of any class or series of Debt Securities and of the issuance and sale of such Debt Securities have been duly established in conformity with the Charter and Bylaws, (b) when the Debt Securities have been duly executed, issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (c) such Debt Securities have been duly authenticated and delivered in accordance with the applicable Indenture, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then, so long as the Debt Securities are issued pursuant to an indenture in the form of the Indenture with the appropriate terms of the Debt Securities included therein, such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

In expressing the opinions above, we have assumed that (i) any Common Stock or Preferred Stock will not be issued in violation of Article VII of the Charter, as amended or supplemented as of the date hereof, (ii) with respect to the Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission and (iii) each of the applicable Debt Securities and Indentures will be governed by and construed in accordance with the laws of the State of New York.

The opinion with respect to incorporation, existence and good standing of the Company in the State of Maryland is based solely on the Good Standing Certificate.

The foregoing opinions are limited to the Maryland General Corporation Law and the laws of the State of New York, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state laws regarding fraudulent transfers or fraudulent conveyances.  To the extent that any matter as to which our opinion is expressed herein would be governed by any provisions other than those set forth in the Maryland General Corporation Law or the laws of the State of New York, we do not express any opinion on such matter.

Board of Directors
New York Mortgage Trust, Inc.

February 2, 2012

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter.  This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton & Williams LLP